Blue Owl Capital Inc. Third Quarter 2024 Results

NEW YORK (October 31, 2024) – Blue Owl Capital Inc. (NYSE:OWL) (“Blue Owl”) today reported its financial results for the third quarter ended September 30, 2024.
“Blue Owl has continued to generate resilient and strong growth against a volatile market backdrop, with management fee growth of more than 25% and revenue growth of more than 30% year over year. The robust organic trends across our business reflect our durable permanent capital base and increasing investor interest in the strategies we manage, leading us to the second highest quarter of fundraising in Blue Owl’s history.” said Doug Ostrover and Marc Lipschultz, Co-CEOs of Blue Owl. “In addition, we recently announced our agreement to acquire IPI’s business, reflecting a significant step forward in Blue Owl’s presence in the digital infrastructure ecosystem. Between IPI’s expertise in data centers and Atalaya’s capabilities in asset based finance, both of which are multi-trillion dollar markets, we believe we are further positioning Blue Owl to be on the forefront of trends that will define the alternatives industry in the coming decade.”
Blue Owl issued its full detailed presentation of its third quarter ended September 30, 2024 results, which can be viewed through the Shareholders section of Blue Owl's website at https://ir.blueowl.com/Investors/events-and-presentations.
Dividend
Blue Owl declared a quarterly dividend of $0.18 per Class A Share, payable on November 22, 2024, to shareholders of record at the close of business on November 11, 2024.
Quarterly Investor Call Details:
Blue Owl will host its third quarter 2024 investor call via public webcast on October 31, 2024 at 10:00 a.m. ET. To register, please visit the Shareholders section of Blue Owl's website at https://ir.blueowl.com/overview.
The conference call may be accessed by dialing +1 (888) 330-2454 (U.S. callers) or +1 (240) 789-2714 (non-U.S. callers); conference ID 4153114. For those unable to listen to the live broadcast, there will be a webcast replay available on the Shareholders section of Blue Owl’s website.
All callers will need to enter the Conference ID followed by the # sign and reference "Blue Owl Capital" once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.
About Blue Owl
Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives.
With $235 billion in assets under management as of September 30, 2024, we invest across three multi-strategy platforms: Credit, GP Strategic Capital, and Real Estate. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional investors, individual investors, and insurance companies differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation.
Together with over 1,050 experienced professionals, Blue Owl brings the vision and discipline to create the exceptional. To learn more, visit www.blueowl.com.

Forward Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law.
These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of strategic acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange (“NYSE”); Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geo-political and competitive factors.
Investor Contact
Ann Dai
Head of Investor Relations
blueowlir@blueowl.com
Media Contact
Nick Theccanat
Principal, Corporate Communications & Government Affairs
Nick.Theccanat@blueowl.com